UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2011

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado 80401
(Address of principal executive offices)

Registrant’s telephone number, including area code 303-215-5200

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Items 2.01 and 9.01 below incorporated herein by this reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 31, 2011, Jacobs Entertainment, Inc. (the “Company”) closed a Membership Interests Purchase Agreement and thereby acquired 100% of the membership interests in Cash Magic Springhill, LLC, a Louisiana limited liability company (“Springhill”) and Cash Magic Vivian, LLC, a Louisiana limited liability company (“Vivian”) for $10.4 million in cash. The Company funded the purchase price with corporate funds and borrowings under its bank revolving credit line.

Springhilland Vivian each owns and operates a video poker truck plaza in Springhill, Louisiana and Vivian, Louisiana, respectively. The Company owns and operates 18 other similar facilities in Louisiana and has a share in revenue of a 19th location.

Springhill and Vivian were acquired from Gameco Holdings, Inc. (“Gameco”), an affiliate of the Company. Gameco is owned and controlled by Jeffrey P. Jacobs who, directly and indirectly through family trusts, also controls the Company. Jeffrey P. Jacobs is the sole director and Chief Executive Officer of the Company.

The purchase price of $10.4 million paid by the Company for the Springhill and Vivian was determined in accordance with the Company’s credit facilities and was the lesser of (i) 7 multiplied by the Springhill and Vivian EBITDA for the four quarters ended December 31, 2010 and (ii) the result of (x) the aggregate consideration paid by Gameco for such video poker truck plazas plus (y) the Springhill and Vivian video truck plaza EBITDA for the four quarters ended December 31, 2010 plus or minus (z) an adjustment for working capital.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

(a)	Financial statements of business acquired:

Not required because the acquisition does not meet applicable materiality tests.

(b)	Pro forma financial information:

Not required because the acquisition does not meet applicable materiality tests.

(c)	Not applicable.

(d)	Exhibit No.	Description

	3.85	Articles of Organization of Cash Magic Springhill, LLC.

	3.86	Articles of Organization of Cash Magic Vivian, LLC.

	3.87	Limited Liability Company Agreement of Cash Magic Springhill, LLC.

	3.88	Limited Liability Company Agreement of Cash Magic Vivian, LLC.

	10.28	Membership Interests Purchase Agreement effective January 31, 2011 between Jacobs Entertainment, Inc. and Gameco Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

/S/ BRETT A. KRAMER
Date: February 3, 2011	By:	Brett A. Kramer
	Its:	Chief Financial Officer